Exhibit 21
TARRAGON HOMES CORPORATION
SUBSIDIARIES OF THE REGISTRANT
The registrant has no subsidiaries as of the date of this filing. The following entities will become subsidiaries of the registrant immediately following the distribution:

Entity Name	Ownership		State of Origin

Alta Marina, LLC	100.00%	Managing Member	FL
AltaMar Development, LLC	100.00%	Managing Member	FL
Ballantrae Manager, Inc.	100.00%		NV
Ballantrae Tarragon LLC	1.00%	Managing Member	FL
Ballantrae Tarragon LLC	99.00%	Member	FL
Balsam Acquisitions, L.L.C.	100.00%	Managing Member	DE
Bermuda Island Tarragon	100.00%	Managing Member	FL
Bradenton Tarragon, LLC	100.00%	Managing Member	FL
Capitol Ave. Tarragon, LLC	100.00%	Managing Member	CT
Celebration Tarragon LLC	100.00%	Managing Member	FL
Central Square Tarragon LLC	100.00%	Managing Member	FL
Cliffside Tarragon, LLC	100.00%	Managing Member	NJ
Towne Center, C.P., LLC	50.00%	Managing Member	NJ
Collegewood Property, Inc.	100.00%		FL
North Property Tarragon, Ltd.	1.00%	General Partner	FL
100 East Las Olas, Ltd.	99.00%	Limited Partner	FL
East Las Olas, Ltd., a Florida limited partnership	99.00%	Limited Partner	FL
Guardian Alexandria Pointe Holdings, LLC	80.00%	Managing Member	FL
Alexandria Pointe, LC	50.00%	Managing Member	FL
Guardian Forest Ridge Partners Holdings, LLC	50.00%	Managing Member	FL
Forest Ridge Partners, LC	50.00%	Managing Member	FL
Guardian Rock Springs Road Holdings, LLC	80.00%	Managing Member	FL
Rock Springs Road, LC	50.00%	Managing Member	FL
Guardian Southridge Pointe Holdings, LLC	80.00%	Managing Member	FL
Southridge Pointe, LC	50.00%	Managing Member	FL
Guardian Victoria Hills Holdings, LLC	80.00%	Managing Member	FL
Victoria Hills, LC	50.00%	Managing Member	FL
Guardian Wekiva Crest Holdings, LLC	80.00%	Managing Member	FL
Wekiva Crest, LC	50.00%	Managing Member	FL
Guardian Woods at Southridge Holdings, LLC	80.00%	Managing Member	FL
Woods at Southridge, LC	50.00%	Managing Member	FL
Lake Lotta Apartments, L.L.C.	100.00%	Managing Member	FL
Larchmont Tarragon, LLC	100.00%	Managing Member	NY
Larchmont Development Venture, LLC	50.00%	Managing Member	NY
Las Olas River House Corp.	50.00%		FL
Lopo Tarragon GP, Inc.	100.00%		TX
Lopo, LP	0.10%	General Partner	TX
Lopo Tarragon LP, Inc.	100.00%		NV
Lopo, LP	49.90%	Limited Partner	TX
Madison at Park West Tarragon, LLC	99.00%	Member	SC
Madison Tarragon Manager, Inc.	100.00%		NV
Madison at Park West Tarragon, LLC	1.00%	Managing Member	SC
Mariner’s Point Tarragon, LLC	100.00%	Managing Member	CT
Mohegan Hill Tarragon, LLC	100.00%	Managing Member	CT
Mohegan Hill Development, LLC	60.00%	Managing Member	CT
Mohegan Hill Development/Wilson, LLC	100.00%	Managing Member	CT
Mountain View National, Inc.	100.00%		NV
RI Windsor, Ltd.	1.00%	General Partner	FL

Exhibit 21 (Continued)

Entity Name	Ownership		State of Origin

MSCP, Inc.	50.00%		CT
Merritt Stratford, L.L.C.	1.00%	Managing Member	CT
National Omni Associates, L.P.	54.00%	Limited Partner	DE
Newbury Village Development, LLC	100.00%	Managing Member	CT
North Property Tarragon, Ltd.	99.00%	Limited Partner	FL
100 East Las Olas, Ltd.	99.00%	Limited Partner	FL
East Las Olas, Ltd., a Florida limited partnership	99.00%	Limited Partner	FL
Pinecrest Village Condominium, Inc.	100.00%		FL
River House Tarragon, LLC	100.00%	Managing Member	DE
One Las Olas, Ltd.	99.00%	Limited Partner	FL
RI Windsor, Ltd.	99.00%	Limited Partner	FL
Stamford Tarragon I LLC	100.00%	Managing Member	CT
Tarragon/Voloshin I LLC	75.00%	Managing Member	CT
Stonington Tarragon, LLC	100.00%	Managing Member	CT
Tarragon/Voloshin Stonington, LLC	75.00%	Managing Member	CT
Tarragon Development Corporation	100.00%		NV
900 Monroe Development LLC	62.50%	Managing Member	NJ
900 Monroe Street Urban Renewal, LLC	100.00%	Managing Member	NJ
999 Madison Street Urban Renewal, LLC	70.00%	Managing Member	NJ
1100 Adams Street Urban Renewal, LLC	85.00%	Managing Member	NJ
Black Pearl Tarragon, LLC	100.00%	Managing Member	FL
Block 102 Development LLC	47.50%	Managing Member	NJ
Block 103 Development, LLC	55.00%	Managing Member	NJ
Block 106 Development, LLC	62.50%	Managing Member	NJ
Block 110 Development, LLC	62.50%	Managing Member	NJ
Block 112 Development, LLC	62.50%	Managing Member	NJ
Block 114 Development, LLC	55.00%	Managing Member	NJ
Adams Street Residential Partnership, LLC	100.00%	Managing Member	NJ
Hoboken Cinema, LLC	100.00%	Managing Member	NJ
Block 144 Development LLC	62.50%	Managing Member	NJ
Block 150 Development, LLC	47.50%	Managing Member	NJ
Block 88 Development, L.L.C.	70.00%	Managing Member	NJ
800 Madison Street Urban Renewal, LLC	100.00%	Managing Member	NJ
999 Madison Street Urban Renewal, L.L.C.	70.00%	Managing Member	NJ
Charleston Tarragon Manager, LLC	100.00%	Managing Member	DE
Fenwick Plantation Tarragon, LLC	1.00%	Managing Member	SC
Fenwick Plantation Tarragon, LLC	99.00%	Member	SC
Jardin de Belle Development, LLC	100.00%	Managing Member	NC
Keane Stud LLC	50.00%	Managing Member	NY
Keane Stud Management LLC	50.00%	Managing Member	NY
North Water Street Tarragon, LLC	100.00%	Managing Member	CT
Palisades Park East Tarragon LLC	100.00%	Managing Member	NJ
Park Development East, LLC	100.00%	Managing Member	DE
Palisades Park West Tarragon LLC	100.00%	Managing Member	NJ
Park Development West, LLC	100.00%	Managing Member	DE
Rutherford Tarragon Development I, LLC	100.00%	Managing Member	NJ
Rutherford LL Tarragon, LLC	100.00%	Managing Member	NJ
Rutherford Tarragon Development II, LLC	100.00%	Managing Member	NJ
Rutherford Tarragon Development III, LLC	100.00%	Managing Member	NJ
Southampton Pointe Tarragon LLC	99.00%	Member	SC
Southampton Tarragon Manager LLC	100.00%	Managing Member	DE
Southampton Pointe Tarragon LLC	1.00%	Managing Member	SC

Exhibit 21 (Continued)

Entity Name	Ownership		State of Origin

Tarragon Avalon Park LLC	100.00%	Managing Member	FL
Tarragon Edgewater Associates, LLC	100.00%	Managing Member	NJ
Tarragon/URSA Redevelopment Partnership, LLC	62.50%	Managing Member	NJ
TDC Hanover Holdings LLC	100.00%	Managing Member	NJ
East Hanover Tarragon LLC	100.00%	Managing Member	NJ
TDC/Ursa Hoboken Sales Center, LLC	47.50%	Managing Member	NJ
Thirteenth Street Development, L.L.C.	50.00%	Managing Member	NJ
1200 Grand Street Urban Renewal, LLC	100.00%	Managing Member	NJ
1300 Grand Street Urban Renewal, LLC	100.00%	Managing Member	NJ
Upper Grand Realty, LLC	50.00%	Managing Member	NJ
Warwick Grove Company, LLC	50.00%	Managing Member	NY
Tarragon Lugano LLC	100.00%	Managing Member	DE
Tarragon Mortgage LLC	100.00%	Managing Member	NJ
Tarragon Ocala Development Corp	100.00%		FL
Ocala Tarragon, LLC	50.00%	Managing Member	FL
Tarragon South Development Corp.	100.00%		NV
Arlington Tarragon, LLC	100.00%	Managing Member	FL
Aventura Tarragon GP, LLC	100.00%	Managing Member	FL
Aventura Tarragon LP, LLC	100.00%	Managing Member	FL
Shefaor/Tarragon, LLLP	29.33%	Limited Partner	FL
Cordoba Manager, LLC	100.00%	Managing Member	DE
Cordoba Tarragon, LLC	1.00%	Managing Member	FL
Cordoba Tarragon, LLC	99.00%	Member	FL
Delaney Square Tarragon, LLC	100.00%	Managing Member	FL
Delaney Square, LLC	50.00%	Managing Member	FL
Exchange Tarragon, LLC	100.00%	Managing Member	FL
Montreux at Deerwood Lake, LLC	100.00%	Managing Member	FL
North Village Tarragon, LLC	100.00%	Managing Member	FL
Omni Equities Corporation	100.00%		FL
One Las Olas, Ltd.	1.00%	General Partner	FL
Omni Equities North Corporation	100.00%		FL
100 East Las Olas, Ltd.	1.00%	General Partner	FL
East Las Olas, Ltd., a Florida limited partnership	1.00%	General Partner	FL
Omni-Tivoli, LLC	100.00%	Managing Member	FL
Orion Tarragon GP, Inc.	100.00%		TX
Orion Towers Tarragon, LLP	0.10%	General Partner	TX
Orion Tarragon LP, Inc.	100.00%		NV
Orion Towers Tarragon, LLP	69.90%	Limited Partner	TX
Park Avenue Tarragon, LLC	100.00%	Managing Member	FL
Park Avenue Metrowest LLC	50.00%	Managing Member	FL
Park Avenue at Metrowest, Ltd.	99.00%	Limited Partner	FL
Park Avenue GP, LLC	100.00%	Managing Member	FL
Park Avenue at Metrowest, Ltd.	1.00%	General Partner	FL
Tarragon Cypress Grove, LLC	100.00%	Managing Member	FL
Orchid Grove, LLC	50.00%	Member	FL
Tarragon Kissimmee, LLC	100.00%	Managing Member	FL
Uptown Village Tarragon A, LLC	100.00%	Managing Member	FL
Uptown Village Tarragon B, LLC	100.00%	Managing Member	FL
Uptown Village Tarragon C, LLC	100.00%	Managing Member	FL
Yacht Club Tarragon, LLC	100.00%	Managing Member	FL
Ybor City Tarragon, LLC	100.00%	Managing Member	DE
Tarragon Stratford, Inc.	100.00%		CT

Exhibit 21 (Continued)

Entity Name	Ownership		State of Origin

Merritt Stratford, L.L.C.	49.50%	Member	CT
Tarragon Stonecrest LLC	100.00%	Managing Member	TN
Tarragon Venetian Bay, Inc.	100.00%		FL
Guardian Venetian Bay Holdings, LLC	80.00%	Managing Member	FL
Venetian Bay Village, LLC	70.00%	Managing Member	FL
Tradition Tarragon LLC	100.00%	Managing Member	FL
Tuscany Tarragon, LLC	100.00%	Managing Member	FL
Vineyard at Eagle Harbor, L.L.C.	100.00%	Managing Member	FL
Vista Lakes Tarragon, LLC	100.00%	Managing Member	FL